EXHIBIT 10.2

DATED     16 January 2007

CASPIAN SERVICES, INC.

the Vendor

AND

CHAGALA GROUP LIMITED

the Purchaser

AGREEMENT FOR THE

SALE OF SHARES

TABLE OF CONTENTS

HEADS OF AGREEMENT

SCHEDULE 1	THE PROPERTY

SCHEDULE 2	REPRESENTATIONS, WARRANTIES AND
UNDERTAKINGS

THIS AGREEMENT is made on the	16-th day of January, 2007

BETWEEN:

(1)          Caspian Services Inc., a corporation duly organized and existing under the laws of Commonwealth of Nevada, with the governing body located at: 2319 Foothill Blvd, Suite 250. Salt Lake City. Utah S4109, USA (“the Vendor”):

and

(2)          CHAGALA GROUP LIMITED a company incorporated in the British Virgin Islands with its registered office situated at P.O. Box 957, Offhshore Incorporations Centre, Road Town Tortola, British Virgin Islands (“the Purchaser”).

WHEREAS

(A)        Fial Securities Market Inc. (the “Company”) is a limited liability company established under the laws of the British Virgin Islands and it is currently 100% owned by the Vendor.

(B)         Bautino Development Company LLP (“Bautino Development LLP”) is a limited liability partnership established under the laws of Kazakhstan that owns and operates Chagala Bautino Hotel and is currently owned 50% by the Company.

(C)         Chagala Bautino Hotel owns the property and buildings details of which are set out in Schedule 1.

(D)         The Vendor has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company upon the terms and conditions hereinafter set out.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.01	In this Agreement, unless the context requires otherwise:

“Business days” means days on which banks are open for business within Kazakhstan;

“Completion” means completion of the sale and purchase of the Sale Shares as specified in Clause 4

“Completion Date” means the date being 10 Business Days after the date on which the Purchaser and the Vendor are satisfied by reasonable evidence that the Company has been duly registered with the Ministry of Justice as the owner of 50% of Bautino Development LLP and not later than 18 Business Days after the date of this Agreement;

“Current Assets” means the consolidated tangible assets of the Company and Bautino Development LLP as at Completion as shown in the Accounts (including the Property and am leasehold improvements, fixtures and fittings and equipments thereon):

“Partnership Law” means the Law of Limited Partnerships under the laws of Kazakhstan;

“Property” means the property particulars of which are set out in Schedule I;

“Sale Shares” means all the issued shares in the Company to be bought and sold pursuant to Clause 2;

“taxation” means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

1.02	References to statutory provisions shall he construed as references to those provisions as amended or re-enacted or as their application is modified by oilier provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1 .03

References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04	The expressions “the Vendor” and “the Purchaser” shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

1.05	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.06	Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.	SALE OF SALE SHARES

Subject to the terms of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase free from all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto including all dividends and distributions declared, made or paid on or after the Completion Date the Sale Shares.

The Parties agree that the Purchaser wishes to acquire the entire issued capital of the Company and it as a condition of this Agreement that the Vendor sell all, and not part, of the Sale Shares

3.	REGISTRATION

The Purchaser hereby agrees that it will cause the Company to be registered as the owner of the 50% interest in Bautino Development LLP as soon as reasonably and legally possible but under no circumstances later then 18 Business Days after signing of this Agreement provided that the Vendor shall forthwith sign all necessary documents requested by the Purchaser to enable this to occur.

4.	CONSIDERATION

4.01

The total consideration payable for the Sale Shares shall be US$ 3,000,000.00 (three million US Dollars and 0 cents) to be paid in cash on the Completion Date by the Purchaser transferring the Consideration to such bank account as the Vendor shall specify.

5.	COMPLETION

5.01

Completion shall take place at the offices of the Purchaser on the Completion Date at or before 5:00 p.m. or at such other place and time as shall be mutually agreed (time in either case being of the essence).

5.02	At Completion, the Vendor shall.

(a)	deliver or cause to be delivered to the Purchaser:

(i)	duly executed power of attorney or other authorities under which the Purchaser can reregister the Sales Shares in the name of the Purchaser;
(ii)	original share certificates together with share transfers therefore duly signed by the Vendor to enable the Purchaser to be registered as the holder of all of the Sale Shares;
(in)	board minutes of the Company approving the transfer of the Sale Shares and the issuance of a new share certificate to the Purchaser;
(iv)	duly executed resignations of all directors of the Company who were appointed by the Vendor or his registration agent, waiving any claims for compensation;
(vii)	all the statutory and other books and records (including financial records) duly written up to date of the Company and any other papers, records and documents of the Company, if any.

5.03	At Completion the Purchaser shall pay the Consideration in accordance with Clause 4.01

6.	REPRESENTATIONS. WARRANTIES AND UNDERTAKINGS

6.01

The Vendor hereby represents, warrants and undertakes, to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in Schedule 2 and acknowledges that the Purchaser in entering into this Agreement is relying on such representations, warranties and undertakings.

6.02

The representations, warranties and undertakings set out in each paragraph of Schedule 2 shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the Schedules.

6.03

The representations, warranties and undertakings set out in each paragraph of Schedule 2 shall be deemed to be repeated as at Completion as if all references therein to the date of this Agreement were references to the date of Completion.

6.04

The Vendor will before Completion promptly notify the Purchaser in writing of any matter or thing of which the Vendor becomes aware which is a breach of or inconsistent with any of the representations, warranties and undertakings herein contained.

7.	MISCELLANEOUS

7.01	Each party to this Agreement shall pay its own costs and disbursements of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

7.02

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor:	Mr. Laird Garrard
9th Floor, Business Tower
Rahat Palace Hotel
29/6 Satpaev Ave, Almaty
Kazakhstan 050040
Tel. +73272 508 478
Fax + 7 3272 508 479

To the Purchaser:	Mr. Tim Abson
Address: 23 Baysheshek Street
Almaty. Kazkahstan
Tel.+7 3272 980 131
Fax 7 3272 53 28 23

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax when dispatched.

7.03

This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto and it is expressly declared that no variations hereof shall be effective unless made in writing. The Purchaser hereby acknowledges that it is not entering into this Agreement in reliance upon any representation other than those incorporated into or represented by the representations, warranties and undertakings referred to in Clause 6.

7.04

The provisions of this Agreement including the representations, warranties and undertakings herein contained, insofar as the same shall not have been fully performed at Completion, shall remain in full force and effect notwithstanding Completion.

8.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by Mark Lockwood	)
for and on behalf of	)
Chagala Group Limited	)
in the presence of	)
Tim Abson	)

SIGNED by Laird Garrard	)
for and on behalf of	)
Caspian Services Inc.	)
in the presence of	)
Alexey Kotov	)

SCHEDULE 1

THE PROPERTY

Description of Property and Buildings

The Chagala Bautino Hotel and underlying land

Situated at:	Mangistau Oblast
Tupkaraganskiy
Fort Schevchenko
Bautino

Area: 0.79 hectares

Cadastral No. 13-202-005-338

SCHEDULE 2

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

1.	The Company is not liable for any taxation and has paid all taxation for which it is liable.

2.	The Company has never had any employees.

3.

The Company has completed the purchase of the 50% interest in Bautino Development LLP and all purchase monies payable under that agreement have been paid in full and all transfer taxes and fees have been paid to register any transfer of ownership. The agreement pursuant to which the 50% interest has been transferred is valid binding and enforceable and there is no basis to challenge or set aside such transaction.

Corporate Matters

3.

The Company has been duly incorporated and are validly existing under its laws of incorporation and has full power, authority and legal right to own its assets and carry on its businesses and is not in receivership or liquidation, it has taken no steps to enter liquidation and no petitions have been presented for winding up the Company and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company.

4

The Vendor is the beneficial owner of the Sale Shares free and clear of any lien, charge or encumbrance whatsoever and the Company has not exercised any lien over any of its issued shares and there is outstanding no call on any of the Sale Shares and all of the Sale Shares are fully paid. The Company is the beneficial owner of the 50% of the charter capital of Bautino Development LLP free and clear of any lien, charge or encumbrance whatsoever and Bautino Development LLP has not exercised any lien over any of its issued capital and there is outstanding no call on any of the charter capital of Bautino Development LLP which is fully paid.

5.	The Sale Shares constitute all the issued shares in the Company which is 100% owned by the Vendor.

6.

There are no options or other agreements outstanding which call for the issue of or accord to any person, the right to call for the issue of any shares in the capital of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any share capital of the Company.

7.

The copies of the memorandum and bye-laws of the Company which have been produced to the Purchaser’s Solicitors are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached. The Company has complied with its memorandum and bye-laws, in all respects and none of the activities, agreements, commitments or rights of the Company are ultra vires or unauthorized.

8.

All statutory books of the Company are up to date and contain true, full and accurate records of all matters required to be dealt with therein and all annual or other returns required to be filed with the BVI authorities and have been properly filed within any applicable time limit and all legal requirements relating to the formation of the Company and the issue of the Sales Shares and other securities have been complied with.

9.	The Company is not a party to any agreement in which the Vendor or any of the directors of the Company is interested {directly or indirectly).

10.

There are no agreements concerning the Company which can be terminated or which have been terminated or under which the rights of any person arc liable to be materially adversely affected as a result of a change in control of the Company or in die composition of the directors or board of management of the Company.

11.

There arc no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company (and, in particular, but without limiting the foregoing, no loans have been made by or on behalf of the Company to any directors or shareholders of the Company) and no director or other person has given any guarantee of or security for any financial or other obligation of the Company.

12.

The books and records of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company ‘s jurisdiction of incorporation all transactions entered into by the Company and or to which they have been a party and all documents which are subject to stamp or similar duty have been duly stamped.

The Property

13.	The Company owns no property and has no assets and has done no business other than owning the charter capital in Bautino Development LLP.

The Property comprises all the land and premises owned by Bautino Development LLP at the date hereof and all the estate, interest, right and title whatsoever of Bautino Development LLP in, under, over or in respect of any land or premises and the descriptions set out in Schedule 2 are correct and not misleading.

Litigation

14.

The Company is not involved whether as plaintiff or defendant or otherwise in any civil, criminal or arbitration proceedings (apart from debt collecting m the ordinary course of business) or in any proceedings before any tribunal and no such proceedings are threatened or pending.

15.

There arc no facts or circumstances which are likely to result in any such proceedings being brought by or against the Company or against any person for whose acts or defaults the Company may be vicariously liable.

16.

There is no unsatisfied judgment, court order or tribunal or arbitral award outstanding against the Company and no distress, execution or process has been levied on any part of their business or assets.

17.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company and its property or assets may be bound or affected or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.